UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant  to  Section  13  or  15(d)  of  the  Securities  Exchange  Act of 1934

Date  of  Report  (Date  of  Earliest  Event  Reported):  June  22,  2004

                                 XENICENT, INC.
                                 --------------
               (Exact Name of Registrant as Specified in Charter)

                                 North Carolina
                                 --------------
                 (State or Other Jurisdiction of Incorporation)

                                    333-52472
                                    ---------
                            (Commission File Number)

                                   36-4344865
                                   ----------
                      (I.R.S. Employer Identification No.)

                    18 Brookmont Drive, Wilbraham, MA  01095
              -----------------------------------------------------
             (Address of Principal Executive Offices)     (Zip Code)

                                 (413) 599-0005
                                  -------------
              (Registrant's Telephone Number, Including Area Code)

     This Current Report on Form 8-K is filed by Xenicent, Inc., a North Carolina corporation (the "Registrant"), in connection with the items set forth below.

ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

     On June 22, 2004, the Registrant executed a Plan of Exchange (the "Agreement"), between and among the Registrant, Heilongjiang Pingchuan Yi Liao Qi Xie You Xian Gong Si, a corporation organized and existing under the laws of the Peoples' Republic of China ("Pingchuan"), and Duane Bennett, Chairman of the Registrant ("Bennett").

     Pursuant to and at the closing of the Agreement, the shareholders of Pingchuan (the "Pingchuan Shareholders") will exchange all of their shares of capital stock of Pingchuan for 70,000,000 shares of common stock of the Registrant, or 99% of the Registrant's then outstanding shares of common stock. Upon completion of the exchange, the RMB 1,030,000 in registered share capital of Pingchuan will be transferred to the Registrant and the Registrant will issue 70,000,000 common shares to the Pingchuan Shareholders, and Pingchuan will become a wholly-owned subsidiary of the Registrant. An executed copy of the Agreement is attached hereto as Exhibit 10.

     Pingchuan is an integrated pharmaceutical company located in Harbin, Peoples' Republic of China, that produces antibiotics, medicine in capsule form and traditional Chinese medicine. It had unaudited revenue of approximately $US1.6 million in fiscal 2003, and over 50 employees.

     The Agreement contemplates that the exchange transaction will not immediately be consummated, but will close in escrow pursuant to an Escrow Agreement dated March 22, 2004 (the "Escrow Agreement"). The Escrow Agreement provides that the exchange transaction shall be consummated when and if (i) all necessary filings are made with the Securities and Exchange Commission and other state regulatory authorities to effect the exchange transaction, (ii) the Registrant effects a change of its name from Xenicent, Inc. to such name as Pingchuan may designate, and (iii) the Registrant effects a change of its ticker symbol to such new ticker symbol as the NASDAQ may designate. The Registrant has agreed to use its best efforts to insure that the escrow conditions under the Escrow Agreement will be satisfied as promptly as practicable so that the closing deliveries under the Agreement will occur and a change of control of the Registrant will happen as soon as possible. The date on which the last of the escrow conditions is satisfied and a change of control of the Registrant will occur is referred to herein as the "Closing Date".

     As a legal matter, the exchange transaction will become effective when Articles of Exchange are filed with the Secretary of State of the State of North Carolina pursuant to North Carolina Business Corporation Act Section 55-11-05.

     The execution of the Agreement will have several important consequences for the Registrant. First, the Pingchuan Shareholders anticipate filing a Schedule 14F-1 with the Commission as promptly as practicable, and ten days thereafter, by agreement, effecting a change in the majority of directors of the Registrant. The names of the director candidates, their security holdings and other background information required by Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended, will be disclosed in such Schedule 14F-1 filing. At the expiration of said ten day waiting period, Bennett and the other directors of the Registrant will resign and the new directors will be installed by the Pingchuan Shareholders. Second, in connection with the signing of the Agreement, Bennett, for himself and the other founding principals of the Registrant, will receive a payment of $210,000 in cash and a promissory note in the principal amount of $40,000, in exchange for agreeing to tender their 7,800,000 (pre-reverse stock split) shares for cancellation by the Registrant. As of the Closing Date, Bennett and the others will have received total consideration of $400,000 in cash and notes in payment for surrendering their shares.

Third, the Registrant will file a preliminary Information Statement on Schedule 14C pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, with the Commission in connection with (i) a proposal to amend its articles of incorporation to change the name of the Registrant from Xenicent, Inc. to such name as may be designated by Pingchuan, and (ii) a proposal to amend its articles of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000. The Registrant intends to send a notice to shareholders of a special shareholders' meeting to authorize these actions, and Bennett intends to vote his majority shareholding in favor of them. The proposals will not be effective before the mailing or delivery of a definitive Information Statement on Schedule 14C to shareholders at least 20 days prior to the date on which the action is proposed to take effect.

     As previously reported by the Registrant on a Current Report on Form 8-K filed on April 2, 2004, the Registrant authorized a 5:1 reverse stock split on March 30, 2004, which was effective on April 20, 2004. The Registrant currently has issued and outstanding 2,112,404 shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol "XCEN".


CONSUMMATION OF THE EXCHANGE TRANSACTION WILL RESULT IN A CHANGE OF CONTROL OF THE REGISTRANT.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENICENT, INC.



By: /s/ Duane C. Bennett
    --------------------
    Duane C. Bennett
    Chairman



                                  EXHIBIT INDEX

Exhibit
Number      Description
-------     -----------

10          Plan of Exchange, dated June 22, 2004